UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 20, 2005
NICHOLAS FINANCIAL, INC.
(Exact name of registrant as specified in its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	0-26680 (Commission File Number)	8736-3354 (I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida (Address of Principal Executive Offices)	33759 (Zip Code)
(727) 726-0763
(Registrant’s telephone number, Including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
October 20, 2005 — Nicholas Financial, Inc., (NASDAQ: NICK) announced that net income increased 34% to $2,509,000 for the three months ended September 30, 2005 as compared to $1,866,000 for the three months ended September 30, 2004. Diluted earnings per share increased 33% to $0.24 for the three months ended September 30, 2005 as compared to $0.18 for the three months ended September 30, 2004. Revenue increased 31% to $10,239,000 for the three months ended September 30, 2005 as compared to $7,833,000 for the three months ended September 30, 2004. The Company has reported record same quarter increases in revenues and earnings for 61 out of the past 62 quarters.
Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
34	Press release date October 20, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.
NICHOLAS FINANCIAL, INC.
(Registrant)

Date: October 20, 2005	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer (Principal Executive Officer)

Date: October 20, 2005	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description
34	Press release dated October 20, 2005.